                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     I, James L. Payne, a Director of Nabors Industries, Inc., hereby constitute and appoint each of Anthony G. Petrello and Bruce P. Koch as my true and lawful attorney-in-fact and agent with full powers of substitution, for me and in my name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Nabors Industries, Inc. Registration Statement on Form S-8 (Registration No. 333-87069), and to file the same, with all exhibits to such amendments, and all documents in connection with such amendments, with the Securities and Exchange Commission, granting singly unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of such grant.

July 3, 2001

/s/ James L. Payne
-----------------------------------
James L. Payne


                                 Page 12 of 12